UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2006
JMG EXPLORATION, INC.
(Exact Name of Registrant as Specified in Charter)
Nevada
(State or Other Jurisdiction of Incorporation)

001-32438 (Commission File Number)	20-1373949 (IRS Employer Identification No.)
2200, 500–4th Avenue S.W.
Calgary, Alberta Canada T2P 2V6
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (403) 537-3250
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT 99.1

Item 1.02. Termination of a Material Definitive Agreement
We entered into the 2nd Amended and Restated Agreement of Business Principles with JED Oil Inc. and Enterra Energy Trust, effective August 1, 2004. Effective January 28, 2006, this agreement has been terminated. The agreement was terminated due to a reevaluation of the business relationship among the parties and the anticipated acquisition of JMG by JED.
Under the agreement, JED and Enterra offered farm-outs to us of exploratory drilling prospects, and we offered farm-outs to JED of developed drilling prospects from Enterra and us. The agreement contemplated that we would pursue exploratory drilling, JED would pursue development drilling, and Enterra would pursue developed and producing assets. Under the agreement, if we accepted a farm-in, we would pay all of the exploration drilling costs and will earn 70%, or a mutually agreeable percentage, of the interest in the producing zones of the wells we drill. This arrangement provided us with exploration projects developed by JED and Enterra and not just those we identified independently. Under our farm-outs to JED, JED would pay all of the drilling costs and will earn 70%, or a mutually agreeable percentage, of our interest in the producing zones of the wells drilled under the farm-out. This arrangement provided us with the potential for a carried working interest in new wells for which we would have no costs. This agreement also provided that Enterra has the right of first refusal to purchase our interests when we determined that we wish to sell. The agreement provided that the price for our interest is to be the same consideration as offered under a bona fide third party offer, or if there is no such offer, as determined by an independent engineering report prepared by a mutually agreeable independent engineering firm.
We are also party to a joint services agreement with JED. Under the Agreement, JED provides all required personnel, office space and equipment, at standard industry rates for similar services on an as needed basis. JED is considered an affiliate of ours because of its ownership interest in us and because two of our directors are directors of JED. There were no transactions under this agreement during the three and six month periods ended June 30, 2006.
As previously announced, JMG anticipates being acquired by JED pursuant to a share exchange with JED. JMG’s securities would be exchanged for securities of JED on the basis of two-thirds of a JED common share for each JMG common share. This announcement does not constitute or form part of any offer to sell or invitation to purchase any securities or solicitation of an offer to buy any securities, pursuant to the merger or otherwise.
This notice contains forward-looking statements. The words “anticipated” and similar expressions identify forward-looking statements. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties and contingencies which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations. The following factors, among others, could cause actual results to differ from those described in the forward-looking statements in this document: the ability to obtain governmental approvals of the merger on the proposed terms and schedule; the failure of JED or JMG shareholders to approve the exchange; the risk that the businesses of JED and JMG will not be integrated successfully or as quickly as expected; and the risk that the cost savings and any other synergies from the acquisition may not be fully realized or may take longer to realize than expected. Additional factors that may affect future results are contained in JED and JMG’s filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s Web site (http://www.sec.gov). Neither JED nor JMG is under any obligation, and each expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.
NOTE: In connection with the proposed merger, JED has indicated that it intends to file a registration statement on Form F-4, including a joint proxy statement/prospectus of JED and JMG, and JED and JMG will file other materials with the Securities and Exchange Commission (the “SEC”). Investors are urged to read the registration statement, including the joint proxy statement (and all amendments and supplements to it) and other materials when they become available because they contain important information. Investors will be able to obtain free copies of the registration statement and joint proxy statement, when they become available, as well as other filings containing information about JED and JMG, without charge, at the SEC’s Web site (www.sec.gov). Copies of JED’s filings may also be obtained without charge from JED at JED’s Web site (www.jedoil.com) or by directing a request to JED at Investor Relations, Suite 2200, 500 4th Avenue S.W., Calgary, Alberta, Canada T2P 2V6. Copies of JMG’s filings may be obtained without charge from JMG by directing a request to JMG at Investor Relations, Suite 2200, 500 4th Avenue S.W., Calgary, Alberta, Canada T2P 2V6.
JED, JMG and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies in respect of the proposed merger. Additional information regarding the interests of such potential participants will be included in the registration statement and joint proxy statement, and the other relevant documents filed with the SEC when they become available.
Item 9.01. Financial Statements and Exhibits
Exhibits

Number	Description
99.1	Press Release dated September 29, 2006

SIGNATURES
     In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JMG EXPLORATION, INC. (Registrant)
Dated: September 29, 2005	By:	/s/ David Ho
	Name:	David Ho
	Title:	Chief Financial Officer